SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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NORTHWEST BANCORPORATION, INC.

(Name of Registrant as Specified in Its Charter)

NOT APPLICABLE

(Name of Persons(s) Filing Proxy Statement if other than the Registrant)

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NORTHWEST BANCORPORATION, INC.

421 West Riverside

Spokane, Washington 99201

April 11, 2005

Dear Shareholder:

You will find herein the following enclosures:

•	Notice of Annual Meeting of Shareholders to be held May 16, 2005

•	Proxy Statement

•	Proxy Card

•	Annual Report on Form 10-KSB (without exhibits) for the fiscal year ended December 31, 2004 (included in the Annual Report to Shareholders)

•	Annual Report to Shareholders for the fiscal year ended December 31, 2004; the Report compares the consolidated financial operation for the two years ended December 31, 2004 and 2003

As noted in the Proxy Statement, you are being asked at the Annual Meeting (1) to elect five Directors for a three-year term and, (2) to ratify the selection of Moss Adams, LLP as independent certified public accountants.

More information about the Annual Meeting is included in the enclosed Proxy Statement.

Please call Holly A. Austin (the Secretary of the Company) or myself (509-456-8888) with any questions that you may have concerning the enclosed material. Your vote is important. Whether or not you plan to attend the Annual Meeting, please take the time to vote now by signing and dating the enclosed proxy card and returning it in the enclosed self-addressed, stamped envelope as soon as possible. It is important that all individuals listed on the mailing label sign the proxy card.

Thank you for your cooperation and immediate attention given to this matter.

Sincerely,

/s/    RANDALL L. FEWEL

Randall L. Fewel

President & Chief Executive Officer

NORTHWEST BANCORPORATION, INC.

421 West Riverside

Spokane, Washington 99201

Notice of Annual Meeting of Shareholders

to be held May 16, 2005

TO THE SHAREHOLDERS OF NORTHWEST BANCORPORATION, INC.:

The Annual Meeting of Shareholders of Northwest Bancorporation, Inc. (the “Company”) will be held in the facilities of Inland Northwest Bank situated at 421 West Riverside (corner of Riverside and Stevens), Spokane, Washington on Monday, May 16, 2005 at 5:30 p.m. (PDT) for the following purposes:

(1)    To elect five persons as Directors for a three-year term.

(2)    To consider and vote upon a proposal to ratify the selection of Moss Adams, LLP as independent certified public accountants for the fiscal year ending December 31, 2005.

(3)    To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

The close of business on March 31, 2005 has been designated as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

By Order of the Board of Directors

/s/    WILLIAM E. SHELBY

William E. Shelby

Chairman

Spokane, Washington

April 11, 2005

Your Vote Is Important

We consider the vote of each shareholder to be important, whatever the number of shares held. Whether or not you are able to attend the Annual Meeting, please sign and date the enclosed proxy card and return it in the enclosed envelope at your earliest convenience. The prompt return of your proxy card will help to avoid further expense for your Company.

The Board of Directors recommends that you vote for (1) the five nominees for Director and (2) the ratification of Moss Adams, LLP as independent certified public accountants. Please return the enclosed proxy card promptly.

NORTHWEST BANCORPORATION, INC.

421 West Riverside

Spokane, Washington 99201

PROXY STATEMENT

Proxies, Solicitation and Voting

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Northwest Bancorporation, Inc. (the “Company”) for use at the Annual Meeting of Shareholders of the Company to be held in the facilities of Inland Northwest Bank situated at 421 West Riverside (corner of Riverside and Stevens), Spokane, Washington, on Monday, May 16, 2005 at 5:30 p.m. (PDT) or any adjournments thereof. The Board of Directors is sending this Proxy Statement to shareholders of record on or about April 11, 2005.

The enclosed proxy, if properly signed and returned, will be voted in accordance with the instructions specified thereon. If no instructions are specified, the enclosed proxy will be voted for (1) the five nominees for Director and (2) the ratification of the selection of the independent certified public accountants. A shareholder who has delivered a proxy may revoke it at any time before it is exercised by filing an instrument of revocation with the Secretary of the Company or by delivering a duly signed proxy bearing a later date. A proxy may also be revoked by attending the Annual Meeting and notifying the Secretary that the shareholder intends to vote in person. Attendance at the Annual Meeting without requesting the opportunity to vote in person will not constitute the revocation of a proxy.

The close of business on March 31, 2005 has been designated as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. As of March 31, 2005, the Company had 2,004,961 shares of common stock outstanding, held of record by 445 shareholders. Each share of common stock outstanding on the record date for the Annual Meeting entitles the holder thereof to one vote on each matter to be voted on at the Annual Meeting (in the case of the election of Directors, one vote for each Director position up for election). Shareholders of the Company are not entitled to exercise cumulative voting rights in the election of Directors.

The holders of a majority of the shares outstanding on the record date for the Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The favorable vote of a majority of the votes cast at the Annual Meeting is necessary for the election of the five persons as directors and the ratification of the selection of the accountants. Abstentions and “broker non-votes” will be counted as shares that are present at the Annual Meeting for purposes of determining a quorum. Abstentions and “broker non-votes,” however, will not be counted as either votes for or against any item, which means that they will have no effect upon the election of Directors or the ratification of the selection of the independent certified public accountants.

1.    ELECTION OF DIRECTORS

Composition of Board of Directors and Staggered Terms

The Board of Directors of the Company currently consists of thirteen members and is divided into three classes; the bylaws authorize the Directors to set the number of directors for the Board. Directors within each class are elected to three-year terms, meaning that under ordinary circumstances, at any given time, approximately one-third of the Board of Directors would be in its first year of service, one-third would be in its second year of service and another one-third would be in its third year. The same persons currently serve as Directors of Inland Northwest Bank, a wholly owned subsidiary of the Company (the “Bank”).

The staggered term arrangements for Directors of the Company are the same as the staggered term arrangements for Directors of the Bank.

Nominees for Election as Directors at the Annual Meeting

Five of the thirteen present Director positions have terms expiring, and are up for election, at this Annual Meeting. The persons elected to such positions at the Annual Meeting will serve for a three-year term ending with the Annual Meeting to be held in 2008 or until their successors are duly elected and qualified. The Board of Directors has nominated the following five persons for election as Directors of the Company at this Annual Meeting. The Board of Directors recommends that the shareholders vote for the election of all five nominees.

Name	Age	Recent Business and Professional Experience
Dwight B. Aden, Jr.	62	Mr. Aden has been a director of the Bank and the Company since May 20, 1996. For the five years prior to his retirement, in 1997, Mr. Aden was a senior member and an owner of Jones & Mitchell Insurance Co., an insurance brokerage firm in Spokane, Washington.

Jimmie T.G. Coulson	71	Mr. Coulson has been a director of the Bank since its incorporation on May 26, 1989. He has been a director of the Company since March 30, 1992. During the past five years, Mr. Coulson has been the President and Chief Executive Officer of The Coeur d’Alenes Company, a steel service center and fabrication facility located in Spokane, Washington.

Harlan D. Douglass	67	Mr. Douglass has been a director of the Bank since May 26, 1989. He has been a director of the Company since March 30, 1992. Mr. Douglass’s primary business activities consist of the management of a diversified real estate business, including multifamily and commercial projects.

Freeman B. Duncan	58	Mr. Duncan has been a director of the Bank and the Company since May 20, 1996. Mr. Duncan is an attorney specializing in real estate matters.

Donald A. Ellingsen, M.D.	68	Dr. Ellingsen has been a director of the Bank and the Company since May 20, 1996. Prior to his retirement on June 30, 1998, Dr. Ellingsen was an ophthalmologist and a member of the Spokane Eye Clinic, Spokane, Washington.

Each of the nominees has consented to being named in this Proxy Statement and to serve as a Director if elected. The Company knows of no reason why any nominee would be unable or unwilling to serve if elected. If any nominee becomes unavailable for election, the persons named in the enclosed proxy will vote for such other nominee as the Board of Directors may recommend. There are no arrangements or understandings between any nominee and any other nominee under which the Director or nominee has been selected to serve as a director.

Other Directors Not up for Election at the Annual Meeting

The following persons are the other eight Directors of the Company whose terms are not expiring at the Annual Meeting.

Name	Age	Recent Business and Professional Experience
Randall L. Fewel	56	Mr. Fewel has been a director of the Bank and the Company since May 16, 2000 and has served as the President and Chief Executive Officer of the Bank and the Company since July 1, 2001. Mr. Fewel’s current term as a director will expire at the annual meeting of shareholders to be held in 2006. Mr. Fewel has been employed by the Bank since 1994. He previously served as its Chief Operating Officer and, prior to that, as its Senior Loan Officer.

Clark H. Gemmill	62	Mr. Gemmill has been a director of the Bank since its incorporation on May 26, 1989 and a director of the Company since March 30, 1992. Mr. Gemmill’s current term as a director will expire at the annual meeting of shareholders to be held in 2007. During the past five years, he has been a Vice President with UBS Financial Services, Inc., a financial investment firm with a branch office in Spokane, Washington.

Bryan S. Norby	48	Mr. Norby has been a director of the Bank since August 15, 1989, and a director of the Company since March 30, 1992. Mr. Norby’s current term as a director will expire at the annual meeting of the shareholders to be held in 2006. Mr. Norby is a certified public accountant and during the past five years has been Treasurer and Financial Analyst for a Boise, Idaho based business enterprise. Mr. Norby has been designated by the Board of Directors as the audit committee financial expert.

Richard H. Peterson	70	Mr. Peterson has been a director of the Bank since its incorporation on May 26, 1989. He has been a director of the Company since March 30, 1992. Mr. Peterson’s current term as a director will expire at the annual meeting of the shareholders to be held in 2006. During the past five years, Mr. Peterson was a Senior Vice President of First Union Securities at its branch in Spokane and currently is a Senior Vice President with Ragen MacKenzie, a financial investment firm, also with a branch office in Spokane, Washington.

Phillip L. Sandberg	72	Mr. Sandberg has been a director of the Bank since its incorporation on May 26, 1989. He has been a director of the Company since March 30, 1992. Mr. Sandberg’s current term as a director will expire at the annual meeting of shareholders to be held in 2007. For the five years prior to his retirement on October 20, 1998, Mr. Sandberg had been the President and Chief Executive Officer of Sandberg Securities, an independent investment services firm in Spokane, Washington.

Frederick M. Schunter	68	Mr. Schunter has been a director of the Bank since its incorporation on May 26, 1989 and, until his retirement on June 30, 2001, was President and Chief Executive Officer of the Bank. He has been a director of the Company since December 10, 1991 and was President of the Company prior to his retirement. Mr. Schunter’s current term as a director will expire at the annual meeting of shareholders to be held in 2007. Since June 10, 2002, Mr. Schunter has been the President of Northwest Business Development Association, a non-profit Certified Development Company that assists small business borrowers in acquiring loans guaranteed by the U.S. Small Business Administration or other government or private entities.

Name	Age	Recent Business and Professional Experience
William E. Shelby	66	Mr. Shelby has been a director of the Bank since its incorporation on May 26, 1989 and Chairman of the Bank Board since May 16, 1995. He has been a director of the Company since March 30, 1992 and Chairman of the Company’s Board since May 21, 1996. Mr. Shelby’s current term as a director will expire at the annual meeting of shareholders to be held in 2007. For the five years prior to his retirement on December 31, 2003, Mr. Shelby had been the Vice President of Store Development for U.R.M. Stores, Inc.

James R. Walker	71	Mr. Walker has been a director of the Bank since its incorporation on May 26, 1989. He has been a director of the Company since March 30, 1992. Mr. Walker’s current term as a director will expire at the annual meeting of the shareholders to be held in 2007. Mr. Walker retired in 1995. For the five years prior to his retirement, he was the President and Chief Executive Officer of Hazen & Clark, Inc., a general contracting firm located in Spokane, Washington.

Committees and Meetings of the Board of Directors

The Board of Directors has an Audit Committee and a Nominating and Governance Committee. The members of the Audit Committee are Mr. Norby (who acts as Chairman), Mr. Sandberg (who acts as Vice Chairman), Mr. Aden, Mr. Duncan, Dr. Ellingsen and Mr. Walker. The Audit Committee held four meetings during the fiscal year ended December 31, 2004. The responsibilities of the Audit Committee include monitoring compliance with Board policies and applicable laws and regulations, holding periodic meetings with the Bank’s internal and external auditors and with the Bank’s examiners to receive reports and discuss findings, making recommendations to the full Board of Directors concerning the adequacy and accuracy of internal systems and controls, the appointment of auditors and the acceptance of audits, and monitoring management’s efforts to correct any deficiencies discovered in an audit or supervisory examination. The same directors also constitute the Audit Committee of the Bank.

The members of the Nominating and Governance Committee are Mr. Schunter (who acts as Chairman), Mr. Coulson, Mr. Douglass, Dr. Ellingsen, Mr. Fewel, Mr. Norby and Mr. Shelby. The Nominating and Governance Committee held one meeting during the fiscal year ended December 31, 2004. The responsibilities of the Nominating and Governance Committee include selecting and recommending to the full Board of Directors nominees for election as Director at the Annual Meeting held each year, candidates to fill any Director vacancies and persons for appointment as officers. Shareholders who wish the Nominating and Governance Committee to consider their recommendations for nominees for Director to be elected in 2006 should submit their recommendations in writing to the Nominating and Governance Committee in care of the Company’s Secretary at the Company’s principal executive office; additional information is set forth in the section of this Proxy Statement entitled “Proposals of Shareholders.”

Each member of the Nominating and Governance Committee is independent as defined by Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers, except for Mr. Fewel and Mr. Schunter. The Nominating and Governance Committee does not have a charter. The Nominating and Governance Committee also has not adopted a policy with regard to consideration of director candidates recommended by security holders except to the extent that Article I, Section 9 of the Company’s Bylaws states as follows:

Only persons who are nominated in accordance with the procedures set forth in the Bylaws shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Article I, Section 9. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days prior to the meeting; provided, however, that in the event that less than forty (40) days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to be named in the proxy statement as a nominee and to serving as a Director if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation’s books, of such shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in the Bylaws. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

The Nominating and Governance Committee has not determined whether it is necessary to adopt any additional criteria or procedures. The Nominating and Governance Committee will consider director candidates recommended by shareholders and use the same qualifications for consideration of those candidates as it would for candidates recommended by members of the Nominating and Governance Committee.

The Board of Directors held seven meetings and Committees of the Board of Directors, in total, held five meetings during the fiscal year ended December 31, 2004. All of the Directors attended more than seventy-five percent of the meetings of the Board of Directors and, with the exception of Mr. Sandberg, all of the Directors attended more than seventy-five percent of the meetings of the Committees on which they serve during the fiscal year ended December 31, 2004. The Board of Directors has not established a process for shareholders to send communications to the Board of Directors. Shareholders have adequate means of communicating with the Company and such a process is not necessary. Ten Directors attended the 2004 annual meeting.

Audit Committee Report

The Audit Committee of the Board of Directors is composed of six directors who are independent Directors as defined by Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers. The Board of Directors has adopted a written charter for the Audit Committee; a copy of the Charter was included as an Appendix to the proxy statement for the annual meeting held May 19, 2003.

The responsibilities of the Audit Committee include recommending to the Board of Directors an accounting firm to be engaged as the Company’s independent accountants. Management is responsible for the Company’s financial statements and the financial reporting process, including the system of internal controls. The independent accountants are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. The Audit Committee’s responsibility is to oversee these processes and the activities of the Company’s internal audit department

In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement On Auditing Standards No.61, “Communication with Audit Committees.”

The Company’s independent accountants also provided to the Audit Committee the written disclosures and the letter required by Independent Standards Board Standard No.1, “Independence Discussions with Audit Committees.” The Audit Committee also considered the compatibilities of non-audit services with the accountants’ independence.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and the independent accountants the Company’s audited consolidated financial statements contained in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004. The Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004, as filed with the Securities and Exchange Commission.

The Audit Committee discussed with the Company’s independent accountants the overall scope and plans for their audit. The Audit Committee meets with the internal and independent accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

The aggregate fees billed by Moss Adams LLP for professional services for the audit of the Company’s annual consolidated financial statements for fiscal 2004 and the review of the consolidated financial statements included in the Company’s Annual Report on Form 10-KSB for fisca1 2004 were $37,700. There were no fees billed by Moss Adams LLP to the Company for financial information systems design and implementation for fiscal 2004. The aggregate fees billed to the Company for all other services rendered by Moss Adams LLP for fiscal 2004 were $2,900.

This report is submitted by the Audit Committee. Its members are:

Bryan S. Norby, CPA, Chairman

Phillip L.Sandberg, Vice Chairman

Dwight B. Aden, Jr.

Freeman B. Duncan

Donald A. Ellingsen, M.D.

James R. Walker

Officers

In addition to Mr. Fewel, the executive officers of the Company and its subsidiary (the Bank) are:

Holly A. Austin, CPA—Ms. Austin is 34 and is an officer of the Bank and Secretary/Treasurer of the Company. She has been employed by the Bank since June 1997. Prior to that time, between 1992 and 1997, Ms. Austin worked for a public accounting firm with offices in Spokane. She currently is Senior Vice President and Cashier of the Bank.

Christopher C. Jurey—Mr. Jurey is 55 and has been an officer of the Bank since 1991. He currently is Executive Vice President of the Bank and Chief Financial Officer of the Bank and the Company.

There are no family relationships among these directors and executive officers. There also are no arrangements or understandings between these persons and any one of the other named persons pursuant to which any of these persons have been selected for the office or position.

Significant Employees of the Bank

James M. Abrahamson—Mr. Abrahamson is 63 and has been an officer of the Bank since 1996. He currently is a Senior Vice President, Commercial Loan Officer and Team Leader.

Douglas J. Beaudoin—Mr. Beaudoin is 53 and has been an officer of the Bank since 1998. He currently is a Senior Vice President and manager of the Bank’s mortgage department.

Richard L. Brittain—Mr. Brittain is 52 and has been an officer of the Bank since 1995. He currently is a Senior Vice President, Commercial Loan Officer and Team Leader.

Elizabeth A. Herndon—Ms. Herndon is 50 and has been an officer of the Bank since 1995. She currently is a Senior Vice President and Branch Administrator.

Ronald G. Jacobson—Mr. Jacobson is 49 and has been an officer of the bank since 2001. Prior to that time, between 1989 and 2001, Mr. Jacobson worked as a Vice President in the private banking department of a community based financial institution headquartered in Spokane. He currently is a Senior Vice President and North Idaho Division Manager.

Remuneration of Directors and Officers

The following table sets forth all compensation paid during the last fiscal year to the Chief Executive Officer and executive officer[s] of the Company and its subsidiary. Directors are compensated as described below. Other than as detailed, below, no officer or director of the Company has received any other remuneration or indirect financial benefit to date.

Executive Compensation

Name and Capacities in which Remuneration was Received	Year	Salary	Bonus(a)	Deferred Compensation(b)	Other Annual Compensation(c)	401(k) Matching Contribution(d)
Randall L. Fewel President & Chief Executive Officer	2004	154,606	29,824	5,400	11,690	4,112
Christopher C. Jurey Executive Vice President & Chief Financial Officer	2004	100,141	17,222	12,000	5,210	2,934
Holly A. Austin Senior Vice President & Cashier	2004	82,000	12,227	0	4,872	2,356

(a)	See “Incentive Plan for Senior Management,” below.

(b)	Employees of the Bank with the title of “Vice President” or higher may elect to defer a portion of their compensation, with prior approval (annually) of the Board of Directors. The Bank does not match voluntarily deferred income; it does, however, credit interest on salary thus deferred. The Bank credits interest at the tax-equivalent rate that it earns on Bank Owned Life Insurance (BOLI) products that it owns.

(c)	Includes the aggregate value of perquisites and personal benefits that were no more than the lesser of $50,000 or 10% of the executive’s salary and bonus.

(d)	The Bank matches 50% of employee contributions to the 401(k) Plan. The matching contribution is limited to a maximum of 2.5% of the employee’s salary.

Director Compensation

In 2004, Directors of the Bank (excluding the Chairman and Mr. Fewel) received an attendance fee in the amount of $250 per meeting and $150 per committee meeting. The Chairman received a $450 attendance fee per board meeting. Director-employees are not compensated for meeting attendance. Each director other than the Board Chairman and Mr. Fewel also received 300 shares of Common Stock of the Company as additional compensation. The Board Chairman received 400 shares of Common Stock of the Company as additional compensation. No other compensation arrangement has been established for the directors of the Company as yet.

The aggregate annual remuneration of executive and corporate officers and directors of the Bank as a group was $562,200 for fiscal year 2004.

Employment and Change of Control Agreements

The Bank has entered into an employment agreement with Mr. Fewel that provides for a continuous employment term until such time as the Bank notifies him that the Bank will establish an employment term of one-year, commencing with the date of receipt of such notice by him. Upon receiving such notice Mr. Fewel could resign and continue to receive payment of his fixed-salary and certain benefits for a period of one-year. The agreement provides that, during the term of the agreement, he will remain employed in an executive position, with no reduction in his fixed-salary should his position change and that his fixed-salary will be adjusted annually at the discretion of the Board. The fixed-salary will not be decreased from year-to-year; however, incentive payments, if any, and other benefits may be more or less than received in prior years. The Bank may terminate Mr. Fewel’s employment without cause; however, in that case, he would continue to receive payment of his fixed salary and certain benefits for a period of one-year.

In the event of a change in control of the Company, the agreement provides for a severance payment to Mr. Fewel if his employment is terminated or if he resigns during a thirty-six month period following the date of the change in control; other benefits are discontinued, except as may be required by law. Any severance payment made to him will be reduced to the extent necessary to meet the requirements of Internal Revenue Service regulations then in effect, as well as the rules, regulations or lawful directives of other agencies with regulatory or supervisory authority over the Company or the Bank. The Bank’s obligation for payment to Mr. Fewel under any of the above-described circumstances may be reduced, in part or in full, if he receives compensation from a successor employer or from self-employment while the Bank is making payment to him. If the successor employer is a financial institution located within the Bank’s market area, and if he has not obtained prior approval from the Bank’s Board of Directors, the Bank is under no obligation to continue any payment of salary or benefits.

The Bank has entered into a similar employment agreement with Mr. Jurey; however, in the event of a change in control, the period considered for severance payments is twenty-four months. Employment agreements with Ms. Austin and other non-executive officers are consistent as to all terms; with the exception that the period considered for severance payment is twelve months.

Incentive Plan for Senior Management

The purpose of the Executive Incentive Plan (the “EIP”) is to reward senior Bank management for its efforts in meeting or exceeding the annual goals presented to the Board of Directors during the annual budgeting process. The EIP defines a number of factors that are considered to be of importance by the Board in enhancing the long-term viability of the bank and return to shareholders. A portion of each officer’s total compensation is dependent upon performance in relation to budget, adjusted to reflect the Bank’s overall performance in comparison to that of similar financial institutions. Incentive payments made to named executives under the EIP are disclosed in the table detailing executive compensation.

Executive Retirement Plan

The Bank maintains an unfunded supplemental executive retirement plan for the benefit of the Bank’s former chief executive officer, which is fully vested. The plan provides for monthly payments for a period of fifteen years beginning on June 30, 2001. In the event of his death, the plan provides for payment to his designated beneficiary.

At December 31, 2004 and 2003, $186,445 and $196,045, respectively, has been accrued under this plan. This liability is recognized in accrued interest and other liabilities in the financial statements.

The net post-retirement benefit cost recognized during the years ended December 31, 2004 and 2003, was $15,038 and $15,717, respectively.

The Bank is the owner and beneficiary of life insurance policies on this former officer with a total face value of $228,127 and cash surrender value of $214,840 and $206,679 at December 31, 2004 and 2003, respectively.

Security Ownership of Management and Certain Security Holders

The Company does not have any compensated officers; the information in this item is provided for each director and executive officer of the Company and the Bank.

Officers and directors as a group own of record, to the knowledge of the Company, 512,015 shares of common stock of the Company, representing 28.31% of the outstanding shares of common stock. No shareholder of record presently owns more than ten-percent (10%) of the outstanding shares of common stock of the Company, nor would the exercise of stock options increase any shareholder ownership of record to more than ten-percent (10%).

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

Name and Position	Number of Shares Beneficially Owned(1)	Notes	Percentage of Class
Harlan D. Douglass, Director	179,887	(2)(6)	8.97%
Frederick M. Schunter, Director	60,069	(2)	3.00%
Jimmie T.G. Coulson, Director	52,581	(2)(3)	2.62%
Clark H. Gemmill, Director	44,518		2.22%
Phillip L. Sandberg, Director	38,138		1.90%
James R. Walker, Director	33,935	(2)	1.69%
Richard H. Peterson, Director	31,793		1.59%
Christopher C. Jurey, EVP/Chief Financial Officer	18,305		*
Randall L. Fewel, President/Chief Executive Officer	13,403		*
William E. Shelby, Chairman	13,064		*
Donald A. Ellingsen, Director	10,395	(4)	*
Bryan S. Norby, Director	7,807	(2)	*
Freeman B. Duncan, Director	4,057	(5)	*
Dwight B. Aden Jr., Director	3,688		*
Holly A. Austin, SVP/Cashier, Secretary/Treasurer	375		*

Total	512,015	(2-6)	28.31%

*	Less than 1.0%

(1)	Shares held directly with sole voting and investment power, unless otherwise indicated.

(2)	Includes shares held with or by his/her spouse.

(3)	Includes 5,573 shares held by CINV.

(4)	Includes 8,314 shares held by Spokane Eye Clinic.

(5)	Includes 3,291 shares held in the Freeman B. Duncan Profit Sharing Plan and 756 shares held in the National Associates Spokane Corp. FBO Freeman Duncan Profit Sharing Plan.

(6)	Includes 3,783 shares held by Harlan Douglass, Inc.

Stock Option Plan

During 1992, the Board of Directors of the Bank authorized key employees of the Bank to be eligible to participate in a nonqualified stock option plan (the “Plan”). At its meeting on April 16, 2002, the Board approved an amendment to the Plan, reserving and setting aside an additional 125,000 shares of the common stock of the Company for issuance pursuant to options granted under the Plan. The amended Plan was incorporated in the Company’s June 30, 2002 Form 10-QSB filing as Exhibit 10.2.31. Under the Plan, the Board of Directors may grant options to purchase shares of common stock of the Corporation, as adjusted for stock dividends as they are paid from time to time, not to exceed 267,501 shares. At December 31, 2004, 127,257 options remained available for future grant to employees. The per option price for options granted is the fair market value of said share on the date the option is granted. The number of shares granted by the stock option are adjusted for stock dividends declared prior to exercise or expiration of the option, as is the effective exercise price.

Name of Holder	Expiration Date	Title and Amount of Securities Called for by Options, Warrants or Rights	Effective Exercise Price[1]	Date Exercisable if not Currently Exercisable
Randall L. Fewel	12/16/06	Option—1,544	8.09	2
	12/15/07	Option—1,404	9.26	2
	12/14/08	Option—2,553	12.54	2
	12/20/09	Option—2,553	12.54	2
	12/18/10	Option—3,647	8.23	3
	06/30/11	Option—11,576	8.64	4
	12/17/12	Option—5,513	9.16	5
	12/16/13	Option—3,150	12.67	6
	12/20/14	Option—2,000	13.85	22-Dec-05

Christopher C. Jurey	12/16/06	Option—1,544	8.09	2
	12/15/07	Option—1,404	9.26	2
	12/14/08	Option—2,553	12.54	2
	12/20/09	Option—2,553	12.54	2
	12/18/10	Option—2,431	8.23	3
	12/17/12	Option—1,654	9.16	5
	12/16/13	Option—1,575	12.67	6
	12/20/14	Option—1,000	13.85	22-Dec-05

Holly A. Austin	12/14/08	Option—1,276	12.54	2
	12/20/09	Option—2,553	12.54	2
	12/18/10	Option—2,431	8.23	3
	12/17/12	Option—551	9.16	5
	12/16/13	Option—1,050	12.67	6
	12/20/14	Option—750	13.85	22-Dec-05

(1)	The number of shares subject to the option has been increased to reflect the declaration of stock dividends after the options were granted and the stock split effective May 28, 1999; the exercise price also has been adjusted to correspond with the increase in shares.

(2)	Options are fully vested and exercisable.

(3)	Options are exercisable to the extent that they are currently vested—80%.

(4)	Options are exercisable to the extent that they are currently vested—60%.

(5)	Options are exercisable to the extent that they are currently vested—40%.

(6)	Options are exercisable to the extent that they are currently vested—20%.

Executive officers as a group hold 37,930 vested options.

Interest of Management and Others in Certain Transactions

The Company, through its Bank subsidiary has had, and may be expected to have in the future, banking transactions in the ordinary course of business with directors, principal officers, their immediate families, and affiliated companies in which they are principal stockholders. Aggregate loan balances with related parties at December 31, 2004 and 2003, were $2,369,859 and $2,980,403, respectively. During the year ended December 31, 2004 and 2003, total principal additions were $778,674 and $1,190,256 and total principal payments were $1,389,218 and $266,235, respectively. Aggregate deposit balances with related parties at December 31, 2004 and 2003, were $1,191,553 and $3,474,468, respectively. All related party loans and deposits which have been made, in the opinion of management, are on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others.

2.    RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has selected Moss Adams, LLP, 601 West Riverside Avenue, Suite 1800, Spokane, Washington 99201 [(509) 747-2600] as independent certified public accountants to examine the consolidated financial statements of the Company and its subsidiary for the fiscal year ending December 31, 2005; the shareholders are asked to consider and vote upon the ratification of such selection. The Board of Directors recommends that the shareholders vote for ratification of the selection of Moss Adams, LLP as the independent certified public accountants.

Moss Adams, LLP and its predecessor McFarland & Alton, P.S. have examined the financial statements of the Bank since the Bank’s organization in 1989 and the consolidated financial statements of the Company and its subsidiaries since the Company became a holding company for the Bank in 1993. A representative of that accounting firm will be present at the Annual Meeting with the opportunity to make a statement if desired and to respond to appropriate questions.

The following table summarizes the fees that Moss Adams, LLP charged the Company for the listed services during 2003 and 2004:

Type of fee:	2003	2004	Description
Audit fees:	$36,899	$37,700	2003 and 2004: Services in connection with the audit of our annual financial statements and the review of our financial statements included in our reports on Forms 10-QSB and 10-KSB.
Audit related fees:	1,125	0	2003: Services in connection with an audit of the annual collateral certification provided by the Bank to the Federal Home Loan Bank of Seattle.
Tax fees:	3,425	2,900	2003 and 2004: Services in connection with the preparation of Federal and State of Idaho income tax returns.
All other fees	0	0	2003 and 2004: None.

	$41,449	$40,600

3.    OTHER BUSINESS

No other business is intended to be brought before the Annual Meeting by the Board of Directors, nor is the Board of Directors aware of any other business to be brought before the Annual Meeting by others. If, however, any other business properly comes before the Annual Meeting, the enclosed proxy authorizes the persons named in the proxy to vote on such other business in their discretion.

ADDITIONAL INFORMATION

Proposals of Shareholders

Under the Securities and Exchange Commission rules, for stockholder proposals to be considered for inclusion in next year’s proxy statement, they must be submitted in writing to Holly A. Austin, Secretary, Northwest Bancorporation, Inc., 421 West Riverside Avenue, Spokane, Washington 99201 on or before December 12, 2005. In addition, our bylaws provide that for directors to be nominated or other proposals to be properly presented at a shareholders meeting, we must receive notice of any nomination or proposal between February 5 and March 6, 2006. If our 2006 Annual Meeting is not held within 30 calendar days of May 15, 2006, or is held 30 calendar days earlier than May 15, 2006, to be timely, the notice by the shareholder must be received not later than the close of business on the tenth day following the day on which the first public announcement of the date of the Annual Meeting was made or the notice of the meeting was mailed, whichever occurs first.

Expenses

All expenses incurred in connection with the solicitation of proxies will be borne by the Company. The Company will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of common stock held in their names.

Directors, officers, and employees of the Company and the Bank may also solicit proxies by mail, telephone and personal contact, but they will not receive any additional compensation for these activities.

Annual Report

The Annual Report on Form 10-KSB (without exhibits) of the Company for the fiscal year ended December 31, 2004 is also enclosed with this Proxy Statement. The Annual Report includes a description of the business and property of the Company; these descriptions are included by reference herein. The consolidated financial statements of the Company (appearing under the heading “Northwest Bancorporation, Inc. and Subsidiary, Independent Auditor’s Report and Financial Statements, December 31, 2004 and 2003” in the Annual Report) and the information regarding lack of changes in or disagreements with accountants of the Company (appearing in Part II, Item 3 of the Annual Report) which are contained in the Annual Report are incorporated by reference herein.

BY ORDER OF THE BOARD OF DIRECTORS

/s/    WILLIAM E. SHELBY

William E. Shelby

Chairman

April 11, 2005

NORTHWEST BANCORPORATION, INC.

421 W. Riverside

Spokane, Washington 99201

The undersigned hereby constitutes and appoints RANDALL L. FEWEL, WILLIAM E. SHELBY or HOLLY A. AUSTIN, and each of them, proxies of the undersigned, with full power of substitution, to vote all shares of the undersigned which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of NORTHWEST BANCORPORATION, INC. to be held on Monday, May 16, 2005 at 5:30 p.m. (PDT) or any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE BELOW ITEMS. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY SPECIFICATIONS MADE BELOW. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE BELOW ITEMS.

(1)	Election of five Directors for a three-year term.

	Nominees: Dwight B. Aden, Jr., Jimmie T.G. Coulson, Harlan D. Douglass, Freeman B. Duncan, Donald A. Ellingsen, M.D.	FOR ALL ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT ☐

Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name below:

(2)	Ratification of the selection of Moss Adams, LLP as independent certified public accountants for the fiscal year ending December 31, 2005.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3)	To vote in their discretion upon such other matters as may properly come before the Annual Meeting.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(To be signed on the other side)

NORTHWEST BANCORPORATION, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 16, 2005 AT 5:30 P.M. (PDT) AT:

INLAND NORTHWEST BANK

421 WEST RIVERSIDE

SPOKANE, WASHINGTON 99201

PLEASE FILL IN, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

Shareholder’s signature must agree with name appearing on mailing label. If the shares are held in joint tenancy, all parties to the joint tenancy must sign. When signing the proxy as attorney-in-fact, personal representative, trustee, or guardian, please indicate capacity in which you are signing.

	Shareholder’s Signature	Date

MAILING LABEL	Shareholder’s Signature	Date
(OVER)